As filed with the Securities and Exchange Commission on April 24, 1998
                                                    Registration No.333-50749
--------------------------------------------------------------------------------



                            SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549
                                           --------

                      AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON
                                        FORM S-3
                            UNDER THE SECURITIES ACT OF 1933

                                ENERGY CONVERSION DEVICES, INC.
                    (Exact name of registrant as specified in its charter)


            Delaware                          8731                  38-1749884
(State or other jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)    Classification Code Number)   Identification
                                                                        No.)


                                     1675 West Maple Road
                                        Troy, MI 48084
                                        (248) 280-1900

             (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  ROGER JOHN LESINSKI, ESQ.
                                Energy Conversion Devices, Inc.
                                     1675 West Maple Road
                                        Troy, MI 48084
                                        (248) 280-1900

                   (Name, address, including zip code, and telephone number,
                          including area code, of agent for service)

                                          Copies to:

CRAIG A. ROEDER, ESQ.                                   SIDNEY TODRES, ESQ.
  JENNER & BLOCK                                   EPSTEIN, BECKER & GREEN, P.C.
  One IBM Plaza                                          250 Park Avenue
Chicago, IL 60611                                      New York, NY 10177
 (312) 222-9350                                          (212) 351-4500


       Approximate date of proposed commencement of sale to the public:
As soon as practicable after this Registration  Statement  becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest-reinvestment plans, check the following box.
[X ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [ ]
-----------------------.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [ ]
------------------------.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                ENERGY CONVERSION DEVICES, INC.
                                     CROSS-REFERENCE SHEET





           Item Number and Heading in
         Form S-3 Registration Statement               Location in Prospectus
         -------------------------------               ----------------------

1.  Forepart of the Registration Statement and         Outside Front Cover Page
    Outside Front Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Pages          Inside Front Cover Page
    of Prospectus

3.  Summary Information, Risk Factors and Ratio        Risk Factors
    of Earnings to Fixed Charges

4.  Use of Proceeds                                    Use of Proceeds


5.  Determination of Offering Price                    Outside Front Cover Page;
                                                       Plan of Distribution

6.  Dilution                                           Risk Factors


7.  Selling Security-holders                           Inapplicable


8.  Plan of Distribution                               Outside Front Cover Page;
                                                       Plan of Distribution


9.  Description of Securities to be Registered         Outside Front Cover Page;
                                                       Documents Incorporated by
                                                       Reference; Description of
                                                       Warrants


10. Interests of Named Experts and Counsel             Inapplicable

11. Material Changes                                   Risk Factors

12. Incorporation of Certain Information by            Documents Incorporated by
    Reference                                          Reference

13. Disclosure of Commission Position on               Inapplicable
    Indemnification for Securities Act
    Liabilities

                   Subject to Completion, Dated April 24, 1998
PROSPECTUS
                         ENERGY CONVERSION DEVICES, INC.

                                 2,000,000 Units
         Each Unit consists of one share of Common Stock, $.01 par value, and one Warrant to purchase one share of Common Stock, $.01 par value, which are immediately separately transferrable.
                                 --------------

     All of the 2,000,000 Units offered hereby are being issued and sold by Energy Conversion Devices, Inc. (the "Company"). Sales of the Units offered hereby will be limited to "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933, as amended. Janney Montgomery Scott Inc. ("JMS") and Nolan Securities Corporation ("Nolan") are acting as placement agents for the Units on a best-effort basis. The offer will terminate at 5:00 P.M. Eastern Daylight Time on ________; no minimum number of Units is required to be sold.

     Each Warrant entitles the holder to purchase one share of Common Stock for $____ on or prior to January 31, 2000, and for $__ at any time thereafter on or prior to July 31, 2001, the expiration date of the Warrants.

     The Company's Common Stock is traded on the Nasdaq Stock Market's National Market under the symbol "ENER." On April 21, 1998, the closing price of the Common Stock, as reported by the Nasdaq Stock Market, was $13.313 per share. There is no public market for the Warrants and there can be no assurances that anu such market for the Warrants will develop.

     An investment in the Units offered hereby involves a high degree of Risk. See "Risk Factors" on Page 6.
                                --------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
      OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                --------------

================================================================================
                                                Fees and           Proceeds to
                                  Price      Commissions(1)      the Company (2)
--------------------------------------------------------------------------------
Per Unit                         $______        $______             $_____
--------------------------------------------------------------------------------
Total Units(3)                   $______        $______             $_____
================================================================================

     (1) The Company has agreed to indemnify JMS and Nolan (the "Placement Agents") against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to issue to the Placement Agents as additional compensation a unit purchase warrant to purchase such number of additional Units as shall equal 4% of the number of Units sold. (See Plan of Distribution.)
     (2) Before deducting expenses payable by the Company, estimated at approximately $250,000, including reimbursement of certain expenses of the Placement Agents.
     (3) Assumes all 2,000,000 Units offered hereby are sold.

       JANNEY MONTGOMERY SCOTT INC.             NOLAN SECURITIES CORPORATION
                                 Placement Agents

                The date of this Prospectus is April __, 1998.

    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may any offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.

    No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering herein contained and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof.

                                  ----------


                             AVAILABLE INFORMATION

    The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such material may be inspected and copies made at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago Illinois 60661-2511. This material may also be inspected and copies made at and, upon written request copies obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024 at its principal office, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information of registrants that file electronically with the Commission pursuant to the EDGAR system. The address of the Commission's Web Site is http://www.sec.gov.

    The Company has filed with the Commission in Washington, D.C. a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 with respect to the securities covered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed or incorporated as a part thereof. Statements contained herein concerning the provisions of documents filed with, or incorporated by reference in, the Registration Statement as exhibits are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission.


                      DOCUMENTS INCORPORATED BY REFERENCE

     The Company's (i) Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended June 30, 1997, (ii) Quarterly Reports on Form 10-Q for the periods ended September 30, 1997 and December 31, 1997, and (iii) description of the Common Stock of the Company included in the Company's Registration Statement on Form 8-A as filed with the Commission on November 27, 1968, including any amendments or reports filed for the purpose of updating such description, are incorporated in and made a constituent part of this Prospectus by reference. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering of the Units covered by this Prospectus shall likewise be deemed incorporated herein and made a constituent part hereof by reference from the respective dates of filing.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Upon oral or written request, the Company will provide without charge a copy of any document incorporated in this Prospectus by reference, exclusive of exhibits unless specifically incorporated herein by reference, to each person to whom this Prospectus is delivered. Requests for such documents should be directed to the Secretary of the Company, 1675 West Maple Road, Troy, MI 48084.


                              TABLE OF CONTENTS

                                                                          Page
                                                                          ----
    Available Information .................................................  3
    Documents Incorporated By Reference ...................................  3
    Special Note Regarding Forward-Looking Statements .....................  5
    The Company ...........................................................  5
    Risk Factors ..........................................................  6
    Description of Warrants ............................................... 11
    Use of Proceeds ....................................................... 11
    Plan of Distribution .................................................. 11
    Validity of Securities ................................................ 12
    Experts ............................................................... 12

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act" ) which are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. These forward-looking statements concern, among other things, the Company's expectations, plans and strategies for the development and commercialization of products based on its technologies and are generally identified by the use of such terms as "intends," "expects," "plans," "projects," "estimates," "anticipates," "should" and "believes."

     All of such forward-looking statements are based on assumptions which the Company, as of the date of this Prospectus, believes to be reasonable and appropriate. The Company cautions, however, that the actual facts and conditions that may exist in the future could vary materially from the assumed facts and conditions upon which such forward-looking statements are based.

     The factors discussed in this Prospectus under "Risk Factors" and in other documents and reports filed by the Company with the Securities and Exchange Commission pursuant to the requirements of the federal securities laws could cause the actual facts and conditions that may exist in the future to vary materially from the assumed facts and conditions upon which the forward-looking statements contained herein are based.


                                     THE COMPANY

    The Company is in the business of synthesizing new materials and developing advanced production technology and innovative products based on amorphous (disordered) and related materials, with an emphasis on alternative energy and advanced information technologies. The Company's products and production technology in the field of alternative energy are being manufactured and marketed through alliances throughout the world with major companies, such as General Motors Corporation and Canon, Inc. In the field of information technology, the Company's Ovonic phase change erasable optical memory technology is licensed by major optical memory disk manufacturers, including Matsushita Electric Industries Co., Ltd. and Sony Corporation.

    The Company's principal executive offices are located at 1675 West
Maple Road, Troy, Michigan 48084, and its telephone number is (248) 280-1900.


Recent Events

     On April 23, 1998, United Solar Systems Corp. ("United Solar"), the Company's joint venture with Canon Inc. for the production of photovoltaic products, announced the formation of Sky Solar, L.L.C. ("Sky Solar"), a joint venture of United Solar and Sky Station International, Inc. ("Sky Station"). Sky Solar, which is owned 60% by United Solar and 40% by Sky Station, has been established to manufacture photovoltaic products for stratospheric platforms and space telecommunications satellites. United Solar's contribution to the venture is a license of its proprietary photovoltaic technology and Sky Station is providing funding to optimize United Solar's technology for stratospheric and space applications and for construction of dedicated stratospheric-space photovoltaic production equipment.

     The Company recently received, subject to closing, a line of credit of up $5 million to be secured by the Company's inventory and accounts receivable and a line of credit of up to $6 million for the refinancing of currently or previously leased manufacturing equipment, the sale and leaseback of certain other manufacturing equipment owned by the Company and the purchase of additional equipment.

                                RISK FACTORS

    The following risk factors should be considered in conjunction with the other information included and incorporated by reference in this Prospectus before purchasing or otherwise acquiring the Units offered hereby.


History of Losses

    From its founding through December 31, 1997, the Company has incurred net losses totaling approximately $182.9 million. The Company's ability in future years to achieve profitability will depend largely on securing additional licensing agreements and the successful commercialization of its products as to which there can be no assurance.


Need to Raise Additional Capital

     The Company has in the past experienced substantial losses and negative cash flow from operations and has required significant additional financing in order to pursue the commercialization of products based on its technologies. The Company cannot predict when or if additional financing will be needed or, if needed, in what amounts and may seek additional financing at any time, including the next 12 months. There can be no assurance that such additional financing will be available or that the terms of such additional financing, if available, will be acceptable to the Company. Additional equity financing by the Company may result in substantial dilution to the Company's stockholders, including purchasers of the Units.

     The Company is currently in the process of finalizing a definitive agreement for a line of credit of up to $5 million to be secured by the Company's inventory and accounts receivable and has line of credit of up to $6 million for the refinancing of currently or previously leased manufacturing equipment, the sale and leaseback of certain other manufacturing equipment owned by the Company and the purchase of additional equipment, no part of which line has been taken down.

Dependence Upon Licensing Arrangements and Joint Ventures

     In the fields of consumer rechargeable batteries, electric vehicle batteries, scooter batteries, photovoltaics and information technologies, the Company has entered into licensing and/or joint venture agreements with estab-lished industrial companies. Any revenues or profits which may be derived by the Company from these licensing and joint venture agreements will be sub-stantially dependent upon the willingness and ability of the Company's licensees and joint venture partners to devote their financial resources and manufacturing and marketing capabilities to commercialize products based on the Company's technologies. There can be no assurance that such financial resources will be available or that such commercialization will be successful. Certain of the Company's joint venture and business agreements contain conditions which, if not satisfied, permit the joint venture or business partner to discontinue such arrangements. Many of such conditions are outside of the Company's control and there can accordingly be no assurance that such conditions will be satisfied. There are also various business, technological and other uncertainties that affect the Company and its joint venture partners and licensees. In fields in which it is not presently a party to joint venture or license agreements, the Company may be required to enter into collaborative arrangements with established industry partners to produce products on a commercial scale. There can be no assurance that the Company will be able to enter into such collaborative arrangements.


Concentration of Revenues

     The Company historically has entered into agreements with a relatively small number of major customers throughout the world. For the six months ended December 31, 1997, three major customers--General Motors Corporation, GM Ovonic L.L.C. ("GM Ovonic") and G.P.Batteries International, Ltd. ("G.P. Batteries")-- accounted for approximately 61% of total revenue. GM Ovonic and GP Batteries accounted for approximately 56% of total revenue for the year ended June 30, 1997.

Competition

     The Company and its affiliates compete with firms, both domestic and foreign, that perform research and development, as well as firms that manufacture and sell products. Some competing firms are among the largest industrial companies in the world and have well-established business organizations and product lines, extensive resources and large research and development staffs and facilities. There can be no assurance that one or more such companies will not succeed in developing technologies or products that will become available for commercial sale prior to the Company's products, that will have performance superior to the Company's products or that would otherwise render the Company's products obsolete or non-competitive.
Technology Risks

Technology Risks

     Additional research and development efforts will be required before certain of the Company's products and technologies may be manufactured and sold commercially. There can be no assurance that such research and development efforts will be successful or that the Company will be able to develop commercial applications for its products and technologies. The areas in which the Company is developing technologies and products are characterized by rapid and significant technological change. Rapid technological development may result in the Company's products becoming obsolete or non-competitive before the Company is able to recover any portion of the research and development and other expenses it has incurred to develop its products and technologies.

Manufacturing Uncertainties

     In order to produce products on a commercial scale, the Company and its joint venture partners and certain of its licensees will be required to expand or establish manufacturing capabilities significantly greater than the manufacturing capabilities currently being used to produce certain of the Company's products. Although substantially all of its joint venture partners and licensees have experience in commercial scale manufacturing, the Company has little such experience and there can be no assurance that the Company or such other parties will expand or establish manufacturing capabilities for manufacturing the Company's products beyond those presently in existence.

Uncertainty of Market Acceptance

     The market prices for the Company's products may exceed the prices of competitive products based on current technologies or new products based on technologies currently under development by competitors. There can be no assurance that the prices of the Company's products will be perceived by consumers as cost-effective or that the prices of such products will be competitive with existing products or with other new products or technologies.

Uncertainty of Patents and Protection of Proprietary Technology

     The Company's ability to compete effectively will depend, in part, on its ability to protect and maintain the proprietary nature of its technology. There can be no assurance as to the degree of protection offered by the patents owned by the Company, or as to the likelihood that additional patents will be issued based upon pending patent applications. Patent applications in the United States are maintained in secrecy until patents are issued and the Company, therefore, cannot be certain that it was the first creator of the inventions covered by its patents or pending patent applications, or that it was the first to file patent applications for such inventions. The high costs of enforcing patent and other proprietary rights may also limit the degree of protection afforded the Company. Claims alleging the invalidity of the Company's patents, such as proceedings which have been brought in the French and German patent offices seeking to have certain of the Company's issued patents nullified, or other proprietary rights, even if unfounded, may have a material adverse effect on the commercialization of products or technologies based on such rights. The Company also relies on unpatented proprietary technology, and there can be no assurance that others may not independently develop the same or similar technology or otherwise obtain access to the Company's proprietary technology. There can be no assurance that the Company's patents or other proprietary rights will be determined to be valid or enforceable if challenged in court or administrative proceedings or that the Company's patents or other proprietary rights, even if determined to be valid, will be broad enough in scope to enable the Company to prevent third parties from producing products using similar technologies or processes. There can also be no assurance that the Company will not become involved in disputes with respect to the patents or proprietary rights of third parties. See " - Legal Proceedings." An adverse outcome from such proceedings could subject the Company to significant liabilities to third parties, require disputed rights to be licensed from third parties, prevent the Company from collecting royalties from licensees or require the Company to stop using such technology, any of which would have a material adverse effect on the Company's financial condition and business prospects.

Dependence on Key Personnel

     The Company's success is highly dependent on the continued services of a limited number of skilled managers and scientists. The loss of any of these individuals could have a material adverse effect on the Company. In addition, the success of the Company will depend upon, among other factors, the recruitment and retention of additional highly skilled and experienced management and technical personnel. There can be no assurance that the Company will be able to retain existing employees or to attract and retain additional personnel on acceptable terms given the competition for such personnel in industry, universities and non-profit research institutions.

Legal Proceedings

     Although there are no currently pending legal proceedings to which the Company is a party which management believes to be material, the Company is involved in legal proceedings arising in the normal course of business. Due to the inherent uncertainties of legal proceedings, the outcome of any such proceedings could be unfavorable, and the Company may choose to make payments, or enter into other arrangements, to settle such proceedings or may be required to pay damages or other expenses, which could have a material adverse effect on the Company's financial condition or results of operations. The Company has been subject to legal proceedings in recent years involving the validity and enforceability of certain of its patents. While such patent-related legal proceedings have been successfully resolved in favor of the Company, such proceedings can require the expenditure of substantial management time and financial resources and can adversely affect the financial performance of the companies involved. There can be no assurance that the Company will not be a party to other legal proceedings in the future.

Concentration of Ownership

     Mr. Stanford R. Ovshinsky and his wife, Dr. Iris M. Ovshinsky (executive officers, directors and co-founders of the Company), own of record 153,420 shares and 65,601 shares, respectively (or approximately 69.8% and 29.8%, respectively), of the outstanding shares of Class A Common Stock, which are entitled to 25 votes per share, as compared to the Common Stock which has one vote per share. Mr. and Dr. Ovshinsky also have the right to acquire 126,082 and 84,055 shares, respectively, of Class A Common Stock pursuant to the exercise of presently exercisable stock options. Class A Common Stock is convertible into Common Stock on a share-for-share basis at any time and from time to time at the option of the holders, and will be deemed to be so converted on September 14, 1999, unless such conversion date is extended with the approval of the Company's stockholders. As of March 31, 1998, Mr. Ovshinsky also had the right to vote 126,500 shares of Common Stock owned by Sanoh Industrial Co., Ltd. which shares, together with the shares of Class A Common Stock and 9,989 shares of Common Stock owned by Mr. and Dr. Ovshinsky, give Mr. and Dr. Ovshinsky voting control over outstanding shares representing approximately 34.5% of the combined voting power of the Company (approximately 50.5% in the event they exercise their options to acquire Class A Common Stock).

     Upon completion of this offering, assuming the sale of all 2,000,000 Units offered hereby (without giving effect to the exercise of the Warrants), the directors and executive officers of the Company will have voting control over outstanding shares representing approximately 30.6% of the combined voting power of the Company.

     The Company may, from time to time in the future, grant stock options or warrants to Mr. and Dr. Ovshinsky and other directors and executive officers of the Company, which may increase the combined voting power of the Company controlled by these persons.

     The Company, the Company's 93.5%-owned subsidiary, Ovonic Battery Company, Inc. ("Ovonic Battery"), and Mr. Ovshinsky are parties to an employment agreement providing for Mr. Ovshinsky's right to vote the shares of Ovonic
Battery held by the Company following a change in control of the Company, enabling Mr. Ovshinsky to control Ovonic Battery and direct its business and affairs notwithstanding a change in the control of the Company.

     The foregoing provisions, together with other provisions of the Company's Certificate of Incorporation and Bylaws, may have the effect of deterring hostile takeovers or delaying or preventing changes in the control or management of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over prevailing market prices. The Company may, in the future, adopt additional provisions by amendment of its Certificate of Incorporation or Bylaws or extend the effectiveness of existing provisions which could have similar effects.

Possible Volatility of Stock Price

    There has been a history of significant volatility in the market price of the Company's Common Stock. The Company believes that many factors, including actual or anticipated announcements of technological innovations, new commercial products, actual or anticipated changes in laws and governmental regulations, disputes relating to patents or proprietary rights, changes in business practices and other factors may have a significant effect on the market price of the Company's Common Stock.

Dilution

    The net tangible book value per share of Common Stock at December 31, 1997 was $1.80. Giving effect to the net proceeds from the sale of the 2,000,000 Units offered hereby, the pro forma net tangible book value at December 31, 1997, would have been $___ per share (attributing no value to the Warrants included in the Units). Purchasers of the Units will, therefore, suffer an immediate and substantial dilution of $____ in the net tangible book value per share of the Common Stock from the offering price (attributing no value to the Warrants included in the Units). In addition, such purchasers will experience dilution upon the exercise of outstanding stock options and warrants.

    As of March 31, 1998,  3,166,257  shares of Common  Stock were  reserved for issuance pursuant to the Company's stock option plans. In addition, 474,624 shares of Common Stock were reserved for issuance upon exercise of certain warrants (other than the Warrants), 219,913 shares of Common Stock were reserved for the conversion of Class A Common Stock into Common Stock and 6,021 shares of Common Stock were reserved for conversion of Convertible Investment Certificates. Future capital funding transactions necessary to fund the continued operations of the Company may also result in dilution to purchasers of the Units offered hereby.


                            DESCRIPTION OF WARRANTS

     Each Warrant entitles the holder to purchase one share of Common Stock at $____ per share (equal to 135% of the per Unit offering price of the Units offered hereby) on or prior to January 31, 2000 and at $____ per share (equal to 155% of the per Unit offering price of the Units offered hereby) at any time thereafter and on or prior to July 31, 2001, the expiration date of the Warrants.

     Warrants are issuable pursuant to a Warrant Agreement between the Company and the State Street Bank and Trust Company as Warrant Agent. The Warrant Agreement provides for adjustment of the exercise price of the Warrants and for change of the number and kind of shares of Common Stock or other securities purchasable upon exercise of the Warrants upon occurrence of certain events in order to protect the warrantholders against dilution. The events requiring such adjustments and changes include stock dividends, split-ups, combinations and reclassification.


                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the Units offered hereby (without giving effect to the exercise of the Warrants) are estimated to be approximately $__ million. The Company intends to invest approximately $2.5 million of the net proceeds of this offering in United Solar Systems Corp., the Company's joint venture with Canon Inc. of Japan, for the production and sale of photovoltaic products, and approximately $2 million for upgrading Ovonic Battery's production facilities, with the balance of the net proceeds to be used for working capital, funding of the Company's ongoing product development activities and other general corporate purposes.


                            PLAN OF DISTRIBUTION

     The 2,000,000 Units offered hereby are being issued and sold by the Company, for whom Janney Montgomery Scott Inc. and Nolan Securities Corporation are acting as placement agents (the "Placement Agents"), to "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933. No Units will be issued or sold to purchasers other than the foregoing institutional buyers. The Company has agreed to pay the Placement Agents a fee equal to six percent of the gross proceeds to the Company from the sale of the Units. The Company has also agreed to issue the Placement Agents unit purchase warrants (the "Placement Agent Warrants") to acquire units of the Company's securities identical to the

Units offered hereby, in an amount equal to four percent of the number of Units sold, at an exercise price per unit equal to 130% of the per Unit price of the Units offered hereby. The Placement Agent Warrants are exercisable at any time, in whole or in part, for a four-year period commencing one year following the date of issuance. The Company has granted demand and piggy-back registration rights, at the Company's expense (limited to $15,000 with respect to a demand registration), for the securities issuable upon exercise of the Placement Agent Warrants.

     The Company has agreed to pay or reimburse the Placement Agents for their reasonable expenses incurred in connection with this offering up to a maximum of $100,000, of which $25,000 has been paid. The Company has also agreed to indemnify the Placement Agents and certain related parties against certain civil liabilities, including liabilities arising under the Securities Act of 1933.

     The selling price of the Units offered hereby will be determined by negotiation between the Company, the Placement Agents and the purchasers based on the trading price of the Company's Common Stock on the NASDAQ National Market System.

                           VALIDITY OF SECURITIES

    The validity of the securities being sold in the offering has been passed upon for the Company by Jenner & Block, Chicago, Illinois.


                                    EXPERTS

    The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K/A (Amendment No. 1) for the year ended June 30, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

Registration fee............................................        $ 21,415.64
NASD fee....................................................           3,225.00
NASDAQ listing fees.........................................          17,500.00
Legal fees and expenses.....................................          45,000.00*
Accountants' fees and expenses..............................          25,000.00*
Placement Agent Reimbursable Expenses.......................         100,000.00*
Miscellaneous...............................................          37,859.36*
                                                                    ------------
      Total ................................................        $250,000.00
                                                                    ------------
----------
* Estimated

      The Company will bear all of the foregoing expenses.


Item 15.    Indemnification of Directors and Officers

            Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful; provided, however, in a suit by or in the right of the corporation no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity or such expenses deemed proper by the court.

      The Company's Certificate of Incorporation provides that the Company will indemnify its directors and officers (and their heirs, executors and administrators) against expenses reasonably incurred or imposed upon them in connection with or arising out of any action, suit or proceeding in which they may be involved or to which they may be made a party by reason of being or having been a director or officer of the Company, or, at the Company's request, any other corporation of which the Company is a stockholder or creditor and from which they are not entitled to be indemnified, except in respect of matters as to which they are finally adjudged in such action, suit or proceeding to be liable for negligence or mis-conduct. In the event of the settlement of any such action, suit or proceeding, the Company is obligated to provide indemnification only in connection with such matters covered by the settlement as to which the Company is advised by counsel that the person to be indemnified did not commit a breach of duty.

      The Company's Bylaws provide that the Company will indemnify each person who is or was a director or officer of the Company, or is or was serving as a director or officer of another corporation or as a trustee or officer of an association or trust of which the Company owns stock or shares or of which the Company is a creditor, against all liabilities and expenses at any time imposed upon or reasonably incurred by such person in connection with, arising out of or resulting from any action, suit or proceeding in which such person may be involved or with which such person may be threatened, by reason of his then serving or theretofore having served as such director, trustee or officer, or by reason of any alleged act or omission by him in any such capacity, whether or not he is serving as such director, trustee or officer at the time any or all of such liabilities or expenses are imposed upon or incurred by him. The matters covered by the foregoing indemnity include amounts paid by any such person in compromise or settlement, if such compromise or settlement is approved as in the best interests of the Company by vote of a majority of disinterested directors then in office or by vote of a majority of the shares of stock held by disinterested stockholders entitled to vote at a meeting called for such purpose. The foregoing indemnity excludes liabilities or expenses incurred in connection with any matters as to which the person seeking indemnification is finally adjudged in such action, suit or proceeding to be liable by reason of negligence or misconduct in the performance of his duties as such director, trustee or officer.


Item 16.    Exhibits

      See Exhibit Index.


Item 17.    Undertakings

A.       Rule 415

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any mate-rial information with respect to the plan of distribution not previously dis-closed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

B.    Incorporation by Reference.

      The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Indemnification.

      Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D.    Rule 430A

      The Company hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Troy, State of Michigan, on April 22, 1998.

                                    ENERGY CONVERSION DEVICES, INC.




                                    By Stanford R. Ovshinsky*
                                    --------------------------------------------
                                       President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.


Signature                     Title                               Date
---------                     -----                               ----


 Stanford R. Ovshinsky*       Director, President and Chief   April 24, 1998
--------------------------    Executive Officer (principal    --------------
 Stanford R. Ovshinsky        executive officer)



 Stephan W. Zumsteg*          Treasurer                       April 24, 1998
----------------------        (principal financial officer    --------------
 Stephan W. Zumsteg           and principal accounting
                              officer)


 Robert C. Stempel*           Chairman of the Board of       April 24, 1998
----------------------        Directors                      --------------
 Robert C. Stempel



 Iris M. Ovshinsky*           Director                       April 24, 1998
----------------------                                       --------------
 Iris M. Ovshinsky

 Nancy M. Bacon*              Director                       April 24, 1998
----------------------                                       --------------
 Nancy M. Bacon




 Umberto Colombo*             Director                       April 24, 1998
----------------------                                       --------------
 Umberto Colombo




 Hellmut Fritzsche*           Director                       April 24, 1998
----------------------                                       --------------
Hellmut Fritzsche




 Joichi Ito*                  Director                       April 24, 1998
----------------------                                       --------------
 Joichi Ito




                              Director
----------------------                                       --------------
 Seymour Liebman


                              Director
---------------------------
 Walter J. McCarthy, Jr.                                     --------------



 Florence I. Metz*            Director                       April 24, 1998
----------------------                                       --------------
 Florence I. Metz



                              Director
----------------------
 Haru Reischauer                                             ---------------




 Nathan J. Robfogel*          Director                       April 24, 1998
----------------------                                       --------------
 Nathan J. Robfogel




 Stanley K. Stynes*           Director                       April 24, 1998
----------------------                                       --------------
 Stanley K. Stynes



*By    /s/ Roger John Lesinski
---------------------------------------
 Roger John Lesinski, Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                       PAGE OR
EXHIBIT NO.                                                            REFERENCE
-----------                                                            ---------

1.1   Form of Placement Agreement by and among
      the Registrant, Janney Montgomery Scott Inc.
      and Nolan Securities Corporation                                    *

3.1   Restated Certificate of Incorporation filed
      September 29, 1967                                                 (a)

3.2   Certificate of Amendment to Certificate of Incorporation
      filed September 15, 1978 increasing and extending voting
      rights of the Company's Class A Common Stock and
      establishing class voting with respect to other matters            (b)

3.3   Certificate of Amendment to Certificate of Incorporation
      filed January 7, 1982 increasing and extending voting
      rights to the Company's Class A Common Stock                       (c)

3.4   Certificate of Amendment to Certificate of Incorporation
      filed September 13, 1993 extending voting rights of the
      Company's Class A Common Stock                                     (d)

3.5   Certificate of Amendment to Certificate of Incorporation
      filed February 24, 1998 increasing to 20,000,000 the
      number of shares of Common Stock, par value one cent
      ($.01) per share                                                    *

3.6   Bylaws of the Company in effect as of July 17, 1997                (e)

3.7   Amendment to Article VIII of Bylaws                                 *

4.1   Form of Warrant Agreement and Warrant                               *

10.1  Agreement among the Company, Stanford R. Ovshinsky
      and Iris M. Ovshinsky, relating to the automatic
      conversion of Class A Common Stock into the Company's
      Common Stock upon the occurrence of certain events,
      dated September 15, 1964                                           (f)

5.1   Opinion of Jenner & Block                                           *

23.1 Consent of Jenner & Block (included in the opinion filed as Exhibit 5.1)

23.2  Consent of Deloitte & Touche LLP                                    *


24.1  Power of Attorney (included in the Signature Page
      contained in Part II of the Registration Statement)                 *

                             Notes to Exhibit List
                             ---------------------

(a) Filed as Exhibit 2-A to the Company's Form 8-A and incorporated herein by reference.

(b) Filed as Exhibit 3-A-2 to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 2-61551) and incorporated herein by reference.

(c) Filed as Exhibit 1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1981 and incorporated herein by reference.

(d) Filed as Exhibit 3.11 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993 and incorporated herein by reference.

(e) Filed as Exhibit 3.10 to the Company's Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended June 30, 1997 and incorporated herein by reference.

(f) Filed as Exhibit 13-D to the Company's Registration Statement on Form S-1 (Registration No. 2-26772) and incorporated herein by reference.

 *    Previously filed with Registration Statement No. 333-50749 on April 22,
      1998.